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                                                                    Exhibit 23


                           INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-44449 and 33-48841 on Form S-8 of Applied Extrusion Technologies, Inc. of our report dated November 25, 1998 (December 16, 1998 as to Note 5) appearing in the Annual Report on Form 10-K of Applied Extrusion Technologies, Inc. for the year ended September 30, 1998.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 10, 1999